                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42156, 333-79037, and 333-95017) of 3dfx
Interactive, Inc. of our report dated June 7, 2002, except for Note 13, as to which the date is June 13, 2002 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 13, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
June 14, 2002